UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2024 (July 22, 2024)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Washington Avenue Extension, Albany, NY	12205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 218-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2024 (the “Effective Date”) Soluna Holdings,Inc. (the “Company”) closed the financing on the Dorothy 2 project, where Soluna Digital, Inc. (as the “Developer”) and Soluna DVSL II ComputeCo, LLC (as the special purpose vehicle initially owned solely by the Developer, the “ComputeCo”) are collaborating on the development, design, procurement and construction of a 48 MW modular data center, owned by ComputeCo and operated by Soluna US Services, LLC, located in Briscoe County, TX at 9981 Co Rd F, Silverton TX 79257, and such data center may engage in cryptocurrency, batch processing, and other non-crypto related activities (the “DVSL II Facility”). The DVSL II Facility will be adjacent to two other Soluna modular data center projects co-located at the same site. The DVSL II Facility is financed by Soluna2 SLC Fund II Project Holdco LLC (the “Investor”), which will make a capital contribution up to US $29,979,940, and the Company (the parent company of ComputeCo), which will make a capital contribution up to US $4,599,968, and as of the Effective Date became co-owners of ComputeCo with the Developer.

The Dorothy 2 project also allows for a developer investment where the Developer can invest into ComputeCo up until the total ownership of Developer and its affiliates equals 49% ownership of the Class B Membership Interests. The terms of such developer investment are limited by the Developer investing within 30 days after the Effective Date (to be treated equal to the initial Investor), from day 31 to 180 days after the Effective Date (to be subject to a purchase price formula with a 20% discount rate), or 180 days after the Effective Date (where the Developer needs the initial Investor’s approval to invest).

On May 16, 2024 the Company closed on a US $1,000,000 financing of equipment and machinery to be purchased for the DVSL II Facility, pursuant to the terms of an Equipment Loan Agreement (the “ELA”) between SDI SL Borrowing - 1, LLC (the “Borrower”) and Investor. On such date, the Investor lent the Borrower US $720,000 (“Borrowing Amount”) to purchase medium voltage cables and low voltage switchboards. The Borrower’s debt under the ELA was later assigned to ComputeCo on the Effective Date. Subsequently, on the Effective Date, the Borrower satisfied and repaid the Borrowing Amount in full by issuing the Investor Class B Membership Interests in the Dorothy 2 project at three times the value of the Borrowing Amount (i.e., US $2,160,000).

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with the Company’s next applicable periodic period in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On July 24, 2024, the Company issued a press release announcing the closing of the transaction described in Section 1.01 above. A copy of the press release is furnished as Exhibit 99 to this Form 8-K.

The information in Item 7.01 and Exhibit 99 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99	Press Release announcing theclosing of the financing for the Dorothy 2 project
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soluna Holdings, Inc.

By:	/s/ John Tunison
Name:	John Tunison
Title:	CFO

Date:	July 24, 2024